COMMUNITY HEALTHCARE TRUST INCORPORATED
RESTRICTED STOCK AGREEMENT
This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and is effective as of the      day of     , 20__, (the “Grant Date”) by and between Community Healthcare Trust Incorporated (“CHCT”), a Maryland corporation, and           (the “Participant”).
Upon and subject to the terms of the Community Healthcare Trust Incorporated 2024 Incentive Plan, as amended (the “Plan”), Participant’s Employment Agreement, and the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, CHCT hereby acknowledges providing to the Participant the Restricted Stock described below in consideration of the Participant’s services to CHCT pursuant to the Plan. Capitalized terms contained herein that are not otherwise defined herein shall have the meanings set forth in the Plan.
A.    Vesting Period/Forfeiture:  Unless forfeited pursuant to the terms of Participant’s Employment Agreement, the Restricted Stock (as defined below) shall become 100% vested upon the ________ anniversary of this Agreement (such period, the “Vesting Period”).
B.    Restricted Stock:  CHCT hereby awards Participant ______________ shares of CHCT common stock, par value $0.01 per share (the “Restricted Stock”), as an award for services rendered by Participant to CHCT.
C.    Plan:  This Agreement is entered into pursuant to the Plan.  The Restricted Stock which becomes vested pursuant to the Vesting Period is herein referred to as the “Vested Shares.”  Any portion of the Restricted Stock which has not become Vested Shares in accordance with the Vesting Period before or at the time of a Participant ceasing to be an Employee with CHCT, other than due to death, Disability, Termination Other Than For Cause or Constructive Termination, Termination Upon a Change in Control, or retirement upon attainment of Retirement Eligibility (each as defined in the Participant’s Employment Agreement), shall be forfeited. For the avoidance of doubt, in the event of termination of the Participant’s employment, then the disposition of any unvested shares of Restricted Stock shall be determined in accordance with Participant’s Employment Agreement.
D.    Status as Shareholder.  Participant will be paid all dividends on all Restricted Stock in the same manner as other shareholders and shall have voting rights for all Restricted Stock.
IN WITNESS WHEREOF, CHCT and Participant have signed this Agreement as of the date set forth above.

COMMUNITY HEALTHCARE TRUST INCORPORATED	PARTICIPANT

By:

Name:

Title:

COMMUNITY HEALTHCARE TRUST INCORPORATED
ADDITIONAL TERMS AND CONDITIONS OF
RESTRICTED STOCK AGREEMENT
1.     Issuance of Restricted Stock.
(a)    CHCT shall issue the Restricted Stock by documenting the issuance in book entry form on CHCT’s stock records.  Evidence of the Restricted Stock in book entry shall be held by CHCT until the Restricted Stock becomes Vested Shares in accordance with the Agreement.
(b)    In the event that the Participant forfeits any of the Restricted Stock, CHCT shall cancel the issuance on its stock records.
(c)    Participant hereby irrevocably appoints CHCT as the true and lawful attorney-in-fact of Participant with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Stock in accordance with this Agreement, in the name, place, and stead of the Participant, by completing an irrevocable stock power in favor of CHCT in the form attached hereto as Exhibit A.  The term of such appointment shall commence on the Grant Date of this Agreement and shall continue until the last shares of the Restricted Stock are delivered to the Participant as Vested Shares or are returned to CHCT as forfeited Restricted Stock.
(d)    In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of CHCT, the Participant agrees that any shares of Common Stock or other securities of CHCT issued as a result of any of the foregoing shall be recorded in book entry form and shall be subject to all of the provisions of this Agreement as if initially provided for hereunder.
2.    Restrictions on Transfer of Restricted Stock.
(a)    The Participant shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title, or interest in or to any Restricted Stock prior to the date the Participant becomes fully vested in such Restricted Stock as provided pursuant to this Agreement.  After all Restricted Stock has become fully vested pursuant to this Agreement there shall be no restrictions on the transfer of the Vested Shares other than those restrictions imposed by any applicable laws.
(b)    The restrictions contained herein will not apply with respect to transfers of Restricted Stock pursuant to the laws of descent and distribution governing the state in which the Participant is domiciled at the time of the Participant’s death; provided that the restrictions contained herein will continue to be applicable to the Restricted Stock after any such transfer; and provided further that the transferee(s) of such Restricted Stock must agree in writing to be bound by the provisions of this Agreement.
3.    Compliance With Laws.  The Plan, the provision and vesting of Restricted Stock under the Plan, the issuance and delivery of the Restricted Stock, and the payment of money or other consideration allowable under the Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Committee, the Board or CHCT, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by CHCT, provide such assurances and representations to CHCT as the Committee, the Board or CHCT may deem necessary or desirable to assure compliance with all applicable legal requirements.
To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Nothing in the Plan or in this Agreement shall require CHCT to issue any Stock with respect to the Agreement if, in the opinion of counsel for CHCT, that issuance could constitute a violation of any applicable laws. To the extent that CHCT determines it cannot provide the Restricted Stock pursuant to the Agreement, then CHCT must take all other measures required to ensure that the Participant is not harmed due to CHCT’s inability to provide the Restricted Stock.
As a condition to the provision of the Restricted Stock, CHCT may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Restricted Stock and written covenants as to the manner of disposal of such Restricted Stock as may be necessary or useful to ensure that the provision of or disposition thereof will not violate the Securities Act of 1933, as amended (the “Securities Act”), any other law or any rule of any applicable securities exchange or securities association then in effect. CHCT shall not be required to register any Restricted Stock under the Securities Act or register or qualify any Restricted Stock under any state or other securities laws.
4.Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide CHCT with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
5.Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.
6.Notices. Any notice required to be delivered to CHCT under this Agreement shall be in writing and addressed to the Secretary of CHCT at CHCT’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of CHCT. Either party may designate another address in writing (or by such other method approved by CHCT) from time to time.
7.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Maryland without regard to conflict of law principles.
8.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or CHCT to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and CHCT.
9.Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by CHCT’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
10.Successors and Assigns. CHCT may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of CHCT. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.
11.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
12.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by CHCT at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future awards, if any, will be at the sole discretion of CHCT. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with CHCT.
13.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
14.No Impact on Other Benefits. The value of the Participant’s Restricted Stock is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
15.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
16.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such grant, vesting or disposition.

EXHIBIT A

IRREVOCABLE STOCK POWER

The undersigned hereby assigns and transfers to Community Healthcare Trust Incorporated (“CHCT”),      shares of the Common Stock of CHCT registered in the name of the undersigned on the stock transfer records of CHCT; and the undersigned does hereby irrevocably constitute and appoint                , his attorney-in-fact, to transfer the aforesaid shares on the books of CHCT, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date:	Signed:

Print Name:

IN THE PRESENCE OF:

(Print Name)

(Signature)